EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 12, 2002 relating to the consolidated financial statements which appears in KFx, Inc's. Annual Report on Form 10-K for the year ended December 31, 2001.


/s/PricewaterhouseCoopers LLP

Denver, CO
May 6, 2002